Exhibit 99.3
Discovery Holding Company Announces Completion of Transaction With Advance/Newhouse Programming Partnership to Combine Their Respective Stakes in Discovery Communications, LLC and Animal Planet L.P.
ENGLEWOOD, Colo., Sept. 17 /PRNewswire-FirstCall/ — Discovery Holding Company (“DHC”) announced today that after 5:00 P.M., New York City time, on September 17, 2008, DHC successfully completed the previously announced transactions with Advance/Newhouse Programming Partnership (“Advance/Newhouse”) that combined their respective stakes in Discovery Communications, LLC (“Discovery”) and Animal Planet L.P. (“Animal Planet”). As a result of the closing, Discovery Communications, Inc. (“DCI”), which owns Discovery and Animal Planet, has become a public company, and DCI’s Series A, Series B and Series C common stock (Nasdaq: DISAD — News, DISBD — News and DISCK — News) will begin trading on the Nasdaq Global Select Market on September 18, 2008.
As part of the transaction, DHC spun-off to its stockholders (the “Spin-off”) Ascent Media Corporation (“AMC”) through the distribution of all of the outstanding shares of AMC common stock to DHC stockholders of record on September 17, 2008. In the spin off, each share of DHC Series A and Series B common stock received 0.05 shares of the corresponding series of AMC Series A and Series B common stock. The AMC Series A common stock began trading on a when-issued basis on the Nasdaq Global Market under the symbol “ASCMV” on September 17, 2008. On September 29, 2008 the AMC Series A common stock will begin regular way trading on the Nasdaq Global Market under the symbol “ASCMA” and the AMC Series B common stock will begin regular way trading on the OTC Bulletin Board under the symbol “ASCMB”.
Following the Spin-off, a subsidiary of DCI merged with DHC, resulting in DCI becoming the new public parent corporation of DHC. In the merger, each outstanding share of DHC Series A common stock was converted into one-half of a share of DCI Series A common stock and one-half of a share of DCI Series C common stock and each outstanding share of DHC Series B common stock was converted into one-half of a share of DCI Series B common stock and one-half of a share of DCI Series C common stock. As part of the same transaction, Advance/Newhouse contributed its interests in Discovery and Animal Planet to DCI in exchange for preferred stock of DCI that, immediately after the closing of the merger, is convertible, after giving effect to the conversion, into shares representing one-third of the outstanding shares of common stock of DCI. The preferred stock held by Advance/Newhouse entitles it to elect three members of DCI’s board of directors and to exercise approval rights with respect to the taking of specified actions by DCI and its subsidiaries.
About Discovery Communications, Inc.
Discovery Communications, Inc. (Nasdaq: DISAD - News, DISBD - News, DISCK - News) is the world’s number one nonfiction media company reaching more than 1.5 billion cumulative subscribers in over 170 countries. Its businesses and assets include a 100% ownership interest in Discovery Communications, LLC, a global media and entertainment company, and a 100% ownership interest in CSS Studios, LLC, a provider of post-production audio services.
Discovery empowers people to explore their world and satisfy their curiosity through 100-plus worldwide networks, led by Discovery Channel, TLC, Animal Planet, Science Channel, Planet Green, Investigation Discovery and HD Theater, as well as leading consumer and educational products and services, and a diversified portfolio of digital media services including HowStuffWorks.com. For more information, please visit http://www.discoverycommunications.com.
About Ascent Media Group:
Ascent Media Group provides creative and network services to the media and entertainment industries in the United States, the United Kingdom and Singapore. Ascent Media’s clients include major motion picture studios, independent producers, broadcast networks, cable programming networks, advertising agencies and other companies that produce, own and/or distribute entertainment, news, sports, corporate, educational, industrial and advertising content. Santa Monica, California-based Ascent Media, through its Creative Services and Network Services divisions, provides creative and technical media services to the media and entertainment industries. Through more than 75 facilities in California, New York, London, Singapore and other locations throughout the world, Ascent Media provides effective solutions for the creation, management and distribution of content to major motion picture studios, independent producers, broadcast networks, cable channels, advertising agencies and other companies that produce, own and/or distribute entertainment, news, sports, corporate, educational, industrial and advertising content. More information about Ascent Media is available at http://www.ascentmedia.com.
Forward-Looking Statements
Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including Ascent Media’s and Discovery’s ability to continue financial and operational growth at historic levels, and DHC’s ability to successfully operate and integrate Discovery. These forward-looking statements speak only as of the date of this release. DHC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in DHC’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.